UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

MILLENNIUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28494	04-3177038
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

The information set forth pursuant to Item 1.02 of this current report on Form 8-K is incorporated herein by reference.

Item 1.02            Termination of a Material Definitive Agreement

Support Agreement

On September 26, 2006, we entered into a support agreement with AnorMED Inc., a Canadian-based biopharmaceutical company, pursuant to which we agreed to acquire AnorMED by means of a cash tender offer.  On October 17, 2006, as a result of the circumstances set forth in Item 8.01 of this current report on Form 8-K and in accordance with the terms of the support agreement, the support agreement was terminated, and we have the right to receive a termination fee of U.S. $19.5 million.  In connection with the termination of the support agreement, on October 17, 2006, we and our wholly-owned subsidiary, Sydney Acquisitions ULC, entered into a letter agreement with AnorMED Inc., which provided for mutual releases of all parties under the support agreement.

Shareholder Support Agreement

On September 26, 2006, we entered into a shareholder support agreement with several investment partnerships managed by Baker Brothers Advisors, L.L.C. and its affiliates pursuant to which the investment partnerships agreed to tender their AnorMED common shares in acceptance of our offer.  On October 17, 2006, as a result of the circumstances set forth in Item 8.01 of this current report on Form 8-K and in accordance with the terms of the shareholder support agreement, the shareholder support agreement was terminated. In connection with the termination of the shareholder support agreement, on October 17, 2006, we and our wholly-owned subsidiary Sydney Acquisitions ULC, entered into a letter agreement with the investment partnerships agreeing to the termination of the shareholder support agreement.

Item 8.01.         Other Events

On October 17, 2005, we announced that it would not be in the best interest of our shareholders to increase our offer to match or exceed Genzyme Corporation’s revised offer to purchase the outstanding shares of AnorMED common stock.  In connection with this determination, our support agreement with AnorMED and the shareholder support agreement with certain shareholders of AnorMED were terminated.  As a result, the conditions to the closing of our tender offer for all the outstanding shares of AnorMED common stock will not be met, and we determined that we would terminate the tender offer.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, effective as of October 17, 2006, among Millennium Pharmaceuticals, Inc., Sydney Acquisitions ULC and AnorMED Inc.

10.2	Letter Agreement, effective as of October 17, 2006, among Millennium Pharmaceuticals, Inc., Sydney Acquisitions ULC and Specified Shareholders of AnorMED Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC.

Date: October 17, 2006	By:	/s/ Marsha H. Fanucci
Marsha H. Fanucci Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement effective as of October 17, 2006, among Millennium Pharmaceuticals, Inc., Sydney Acquisitions ULC and AnorMED Inc.

10.2	Letter Agreement, effective as of October 17, 2006, among Millennium Pharmaceuticals, Inc., Sydney Acquisitions ULC and Specified Shareholders of AnorMED Inc.